UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 25, 2021

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)
(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	TWI	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On February 25, 2021, the Company amended and extended the Credit and Security Agreement, dated as of February 17, 2017, as amended, with agent BMO Harris Bank N.A. and the other financial institutions party thereto with respect to its $125 million revolving credit facility (the “Credit Facility”). The amended Credit Facility was extended for one year with the new maturity occurring on February 16, 2023. The amount available to be borrowed under the amended Credit Facility was reduced to $100 million at the Company’s request to better align with the current borrowing base consisting of eligible accounts receivable and inventory balances at certain of its domestic subsidiaries. The amended Credit Facility can be expanded by up to $50 million. The amended Credit and Security Agreement otherwise has terms substantially similar to those contained in the agreement prior to the amendment.

Item 7.01 Regulation FD Disclosure

On February 26, 2021, Titan International, Inc. issued a press release reporting the completion of an amendment to its domestic credit facility. A copy of the press release is furnished herewith as Exhibit 99.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Credit and Security Agreement with agent BMO Harris Bank N. A. dated as of February 25, 2021
99	Press release dated February 26, 2021, announcing the amendment to its domestic credit facility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	February 26, 2021	By:	/s/ DAVID A MARTIN
David A. Martin
SVP and Chief Financial Officer